UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2023

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other authority of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. p/k/a Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 8.01 Other Events.

On April 7, 2023, we executed an agreement to purchase certain assets, including an AWS video platform and mobile application codenamed “Goccha”, owned and operated by Cyber Space, LLC. Consideration for the transaction, currently under due diligence, is $100,000 cash and $50,000 stock, which we intend to issue in the form of 25,000 Series B Preferred shares that convert into common stock on a 1-1,000 basis. We are building an organic plan/model for short form video to compete with major platforms such as Tik Tok, Reels, Instagram and SNAP, and we anticipate this purchase may accelerate such timeline. We have purchased multiple “goccha” domain names where we intend to launch an independent social network based on replicated code that we have already developed at our operational social network at www.kanab.club. There can be no assurances of completion or financing of the transaction based on market conditions. The Purchase Agreement is included herein as Exhibit 10.1.

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Himalaya Technologies, Inc. Cyber Space, LLC Purchase Agreement – April 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: April 11, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer